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                                                                     EXHIBIT 9.1

                  AMENDED AND RESTATED VOTING TRUST AGREEMENT
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     THIS AMENDED AND RESTATED VOTING TRUST AGREEMENT (this "Agreement") is entered into and effective this 8th day of March, 1999, by and between the following persons, both holders of MULTILINK TECHNOLOGY CORPORATION, a California corporation (the "Corporation"): JENS ALBERS, an individual ("Shareholder"), and RICHARD N. NOTTENBURG, an individual, ("Trustee"). Shareholder and Trustee are collectively referred to herein as the "Parties".

     WHEREAS, the Parties desire to amend and restate the Voting Trust Agreement (the "Original Agreement") dated October 24, 1996 (the "Effective Date") as modified by the Release of Certain Shares from Voting Trust Agreement dated May 31, 1997 (the "Release") by entering into this Agreement which is to reflect the changes that are a result of the reclassification of the Corporation's capital stock pursuant to the filing of the Amended and Restated Articles of Incorporation of the Corporation with the California Secretary of State on March 8, 1999.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the recital set forth above which are incorporated herein by reference, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1.   Exchange Of Shares For Voting Trust Certificates.
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          (a)  Exchange of Shares by Trustee. Upon the execution of this
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Agreement, Trustee shall deliver the shares of the Corporation's capital stock that Trustee holds for the benefit of Shareholder pursuant to the Original Agreement (as adjusted by the Release) to the Corporation and Trustee shall seek receipt of a properly issued share certificate for Eight Hundred Forty Eight Thousand (848,000) shares of the Corporation's Class B Common Stock (the "Shares"). The Trustee shall hold the Shares subject to the terms of this Agreement. Shareholder shall have no right to withdraw any of the Shares prior to termination of this Agreement as hereinafter provided.

          (b)  Issuance of Voting Trust Certificate. The Shares shall be held in
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the name of the Trustee on the Corporation's books and records. The Trustee shall, upon receipt of the Shares, issue and deliver to the Shareholder a voting trust certificate, in the form shown in Exhibit "A" to this Agreement (the
                                        -----------
"Certificate"), for the number of Shares so transferred, subject to satisfying any applicable qualification requirements under the California Corporate Securities Law.

     2.   Trustee Powers; Rights; Compensation. The Trustee may also serve the
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Corporation as an officer or director, or in any other capacity. The Trustee shall have all of the rights, privileges and powers of a Shareholder of the Corporation with respect to the Shares, subject to the limitations set forth below.
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          (a)  Trustee Voting Rights. During the existence of this Trust, the
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Trustee shall have the sole and exclusive right to vote the Shares as set forth herein. The Trustee may exercise such right in person or by proxy at all shareholder meetings and in all proceedings in which the vote or consent of shareholders is or may be required by the Articles of Incorporation or bylaws of the Corporation, or as a matter of law.

          (b)  Notices, Dividends and Distributions. The Trustee shall forward
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to the Shareholder copies of all notices, reports, to the Shareholder statements and other communications received from the Corporation. The Trustee shall distribute to the Shareholder, promptly upon receipt, all dividends and other payments or distributions received from the Corporation with respect to the Shares; provided, however, if any dividend or distribution consists of additional shares of the Corporation having voting rights, the Trustee shall hold those shares in trust subject to the terms of this Agreement, and shall issue a new voting trust certificate representing the additional shares to the Shareholder, subject to qualification if required under the California Corporate Securities Law.

          (c)  No Right to Sell Shares. The Trustee shall have no authority to
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sell, pledge, hypothecate, encumber or otherwise dispose of the Shares or any additional shares received from the Corporation by way of stock split or stock dividend.

          (d)  Compensation of Trustee. The Trustee shall receive no
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compensation for the Trustee's services under this Agreement; provided, however, this subsection shall not affect the right of Trustee to compensation from the Corporation for services performed on its behalf in any other capacity (as officer, director, employee or otherwise).

          (e)  Liability of Trustee. The Trustee shall not be liable for any
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error of judgment or mistake of fact or law, or for any action or omission under this Agreement, except for Trustee's own willful misconduct or gross negligence. The Trustee shall not be liable for actions or omissions of any other trustee or trustees, or for actions or omissions of any employee or agent of any other trustee or trustees. The Trustee may consult with legal counsel, and any action or omission undertaken by them in good faith in accordance with the opinion of legal counsel shall be binding and conclusive on the Parties to this Agreement.

          (f)  Replacement of Trustee. In case of the Trustee's death,
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resignation or inability to act, Janet Nottenburg is hereby appointed as successor Trustee. If Janet Nottenburg is not living, the executor or administrator of Janet Nottenburg's estate shall elect a successor Trustee.

     3.   Termination.
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          (a)  Termination Date. This Agreement shall terminate automatically
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ten (10) years after the Effective Date. This Agreement may be terminated at any earlier date by an instrument in writing executed by the Trustee. The termination of this Agreement shall not affect the rights of the Trustee set forth in Paragraph 2(e) above. Except as otherwise specifically provided in this Agreement, the trust created by this Agreement is hereby expressly declared to be irrevocable.

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          (b)  Actions Upon Termination. As soon as practicable after
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termination hereof the Trustee shall deliver to the Shareholder a share certificate representing the number of shares of the Corporation held by Trustee under this Agreement for the benefit of the Shareholder, properly endorsed for transfer, and the Shareholder shall surrender to the Trustee its Certificate properly endorsed, together with payment of funds sufficient to cover any taxes and other expenses relating to the transfer and delivery of the share certificate. If the Shareholder fails or refuses to surrender his or her Certificate or the Certificate cannot be located, the Trustee may deliver the share certificate due the Shareholder to the Secretary of the Corporation, for the benefit of said person, and upon so doing shall be fully discharged with respect to such share certificate.

     4.   Filing, Inspection Rights. A duplicate of this Agreement shall be
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filed with the Secretary of the Corporation and shall be open for inspection by any Shareholder of the Corporation, a holder of a voting trust certificate or the agent of either upon the same terms as the record of shareholders of the Corporation is open to inspection.

     5.   Successors and Assigns. This Agreement shall bind and inure to the
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benefit of Trustee and Shareholder hereunder and each and all of their heirs, executors, administrators successors and assigns.

     6.   Applicable Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of California.

     7.   Severability. If any term or provision of this Agreement or the
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application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the Parties have executed this Agreement on the date hereinabove set forth.

"TRUSTEE"

/s/ Richard N. Nottenburg
-----------------------------
    RICHARD N. NOTTENBURG



"SHAREHOLDER"

/s/ JENS ALBERS
-----------------------------
    JENS ALBERS

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                                                             Certificate No. B-7
                          EIGHT MILLION FOUR HUNDRED EIGHTY THOUSAND (8,480,000)
                                                  Shares of Class B Common Stock


          VOTING TRUST CERTIFICATE IN RESPECT OF CLASS B COMMON STOCK
                       MULTILINK TECHNOLOGY CORPORATION,
                           a California corporation


          THIS VOTING TRUST CERTIFICATE ("Certificate") certifies that the undersigned Trustee has received a certificate representing EIGHT MILLION FOUR HUNDRED EIGHTY THOUSAND (8,480,000) shares of Class B Common Stock (the "Shares") of MULTILINK TECHNOLOGY CORPORATION, a California corporation (the "Corporation"), from JENS ALBERS, an individual ("Certificate Holder"), duly endorsed to the undersigned Trustee. This Certificate replaces the Voting Trust Certificate executed by the undersigned on March 8, 1999 and is being executed to reflect a ten-for-one stock split effected by the Corporation on June 22, 2000.

          By acceptance hereof, the Certificate Holder hereby accepts and ratifies all of the terms, conditions, and covenants of that certain Amended and Restated Voting Trust Agreement executed on March 8, 1999 or any extension thereof under California Corporations Code (S).706(b) ("Voting Trust Agreement"), and agrees to be bound thereby with like effect as if the Voting Trust Agreement had been signed by such person. A copy of the Voting Trust Agreement is on file at the office of the Secretary of the Corporation at 300 Atrium Drive, 2/nd/ Floor, Somerset, New Jersey, 08873-4105, and is incorporated herein by this reference. The Certificate Holder shall possess and be entitled to rights of ownership of the Shares only as provided in the Voting Trust Agreement.

          During the term of the Voting Trust Agreement, the undersigned Trustee is the owner of the Shares for all purposes relating to the Voting Trust Agreement and in all matters of the Company for which the Shares may be voted. This Certificate represents only the those rights provided to the Certificate Holder in the Voting Trust Agreement and shall not be construed to grant to the Certificate Holder any voting rights with respect to the Shares.

          Subject to the limitations set forth in the Voting Trust Agreement, the Certificate Holder shall be entitled to receive all dividends or other distributions of the Company received by the undersigned Trustee except that, in the event of a share dividend or stock split by the Corporation, the Trustee shall receive and hold such shares pursuant to the terms of the Voting Trust Agreement and shall issue to the Certificate Holder additional voting trust certificates representing such shares.

          The Voting Trust Agreement shall terminate as provided therein. Upon the termination of the Voting Trust Agreement, the Trustee shall deliver to the Certificate Holder certificates for the number of shares for which this Certificate was issued.

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          Subject to the terms of the Voting Trust Agreement, this Certificate shall be transferable in the same manner as any other security. Any such transfer shall be upon the books of the Trustee or its agent and shall be made only upon the surrender of the Certificate by the Certificate Holder or his attorney endorsed in blank or to the transferee. The Trustee may treat the registered Certificate Holder, or the bearer of this Certificate when presented duly endorsed in blank, as the absolute owner hereof and of all of the rights and interests represented hereby for all purposes whatsoever, and the Trustee shall not be bound or affected by any notice to the contrary.

Dated: June 22, 2000



          "Trustee"                             /s/ Richard N. Nottenburg
                                                -------------------------------
                                                RICHARD N. NOTTENBURG

NOTICE: THE ASSIGNMENT, SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THAT CERTAIN AMENDED AND RESTATED VOTING TRUST AGREEMENT DATED THE 8TH DAY OF MARCH, 1999, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION AND ANY TRANSFER OR PURPORTED TRANSFER IN VIOLATION OF THE PROVISIONS OF SAID AGREEMENT IS NULL AND VOID.

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